Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 33-33621, No. 2-99945, No. 333-59727, No. 333-138458, No. 333-49023, and No. 333-188437) on Form S-8 of our report dated June 25, 2015, appearing in the annual report on Form 11-K of VF Corporation Retirement Savings Plan for Hourly Employees for the final period from January 1, 2015 to January 7, 2015.

/s/ Plante & Moran, PLLC

Clinton Township, Michigan

June 25, 2015

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